Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:
October 26, 2009	Robert D. Sznewajs
President & CEO
503.598.3243

Anders Giltvedt
EVP & Chief Financial Officer
503.598.3250

WEST COAST BANCORP RAISES $155 MILLION IN CAPITAL THROUGH PRIVATE PLACEMENTS AND ANNOUNCES Q3 FINANCIAL RESULTS

•                  Aggregate proceeds of $155.0 million, of which $134.2 million has been contributed to West Coast Bank.

•                  The capital raise increases West Coast Bank’s pro forma total risk-based capital ratio to 17.01% from the reported 10.75% at September 30, 2009.

•                  West Coast Bank announces regulatory agreement with its primary banking regulators.

•                  West Coast Bancorp announces an operating loss of approximately $12.4 million for the third quarter 2009.

•                  West Coast Bancorp also announces adoption of tax benefit preservation plan.

Lake Oswego, OR—West Coast Bancorp (NASDAQ: WCBO) (“WCB” or the “Company”) today announced that it has received capital investments with gross aggregate proceeds in the amount of $155.0 million, $134.2 million of which has been contributed to its wholly owned banking subsidiary, West Coast Bank.

“The capital raise enhances West Coast Bank’s capital position and increases its pro forma total risk-based capital ratio to 17.01%, considerably above the level required by bank regulators,” said CEO and President Robert D. Sznewajs. “This capital raise will also strengthen our liquidity position and is an important reflection of the confidence that our new investors have in West Coast Bank, its management and business plan. Enhancing West Coast Bank’s capital and liquidity positions has been a key priority over the past year as we continue to work through the challenges presented by the prolonged economic downturn in our market areas.  Additionally, the capital raise will allow West Coast Bank to address future impacts of the weak economy and will support the borrowing needs of our communities during these tough economic times.”

The new, unaffiliated investors have been issued shares of Series A Mandatorily Convertible Participating Preferred Stock (“Series A Preferred Stock”) and Series B Convertible Participating Preferred Stock (“Series B Preferred Stock”).  The unaffiliated investors include, among others, MFP Partners, L.P., a family investment partnership managed by Michael F. Price; Castle Creek Capital; and GF Financial, LLC.  The Series A Preferred Stock will mandatorily convert into common stock upon receipt of necessary shareholder approval.  The Series B Mandatorily Convertible Preferred Stock will convert into common stock only following receipt of necessary shareholder approval and after being sold to unaffiliated third parties in a widely dispersed offering by its initial owner.  The Company has agreed with the investors to promptly seek shareholder approval for the transactions, which is required, both to increase the authorized shares of common stock available for issuance, and under applicable NASDAQ listing rules.  The Company intends to file a proxy statement with respect to these shareholder approvals as soon as practicable.

As part of the transactions two of the investors are entitled to representation on the Board of Directors of West Coast Bancorp and West Coast Bank and two other investors are entitled to have board observers. In the event the investors exercise their rights and subject to receipt of necessary regulatory approvals, the Board expects to appoint the board representatives in the near future and will announce these appointments when made. In addition, the terms of the investments permit the Board of Directors of West Coast Bancorp, in its sole discretion, to conduct a rights offering of up to $10 million in the near future in which the new investors would not participate.

The following table illustrates the pro forma impact of the capital investment on the risk-based capital ratios of West Coast Bancorp and West Coast Bank at September 30, 2009.

	September 30, 2009
		Pro forma
		Prior to	Post
		conversion of	conversion of
		preferred	preferred
		stock to	stock to
		common	common
	Actual	stock (1),(2)	stock (2)

West Coast Bank
Tier 1 capital ratio	9.49%	15.75%	15.75%
Total capital ratio	10.75%	17.01%	17.01%
Leverage ratio	7.64%	12.08%	12.08%

West Coast Bancorp
Tier 1 capital ratio	9.79%	9.79%	16.28%
Total capital ratio	11.05%	11.05%	17.54%
Leverage ratio	7.88%	7.88%	12.45%

(1)         Assumes $134.2 million capital contribution to the Bank and Series A and Series B preferred stock is not counted as capital at West Coast Bancorp prior to conversion of preferred stock to common stock.

(2)         Direct costs of private placement are based on best estimates.

Terms of the West Coast Bancorp Private Placements include:

•                  West Coast Bancorp issued 1.43 million shares of Series A Preferred Stock, mandatorily convertible into an aggregate of 71.4 million shares of WCB common stock at a 50x conversion rate and effective conversion price per share of common stock of $2.00 upon obtaining the necessary shareholder approval. In addition, West Coast Bancorp issued 0.12 million shares of Series B Preferred Stock, convertible into an aggregate of 6.1 million shares of common stock at a 50x conversion rate and an effective conversion price per share of common stock of $2.00 upon obtaining the necessary shareholder approval and only after being sold in a widely dispersed offering to unaffiliated third-parties.

•                  The holders of the Preferred Stock will initially receive the dividends and other distributions, if any, as declared and paid by West Coast Bancorp to all holders of common stock; if shareholder approval is not obtained before March 1, 2010, the holders of the Preferred Stock will be entitled to receive cumulative cash dividends at an annual rate of 15%.  After shareholder approval, holders of the Series B Preferred Stock will only be entitled to receive dividends and other distributions as declared and paid by West Coast Bancorp to all holders of common stock.

•                  As part of the transactions, certain investors received seven-year Class C Warrants exercisable for shares of Series B Preferred Stock mandatorily convertible into an aggregate of 12 million shares of WCB common stock, at an effective conversion price per share of common stock of $2.00 with conversion occurring after receipt of shareholder approval but only if sold to unaffiliated third parties in a widely dispersed offering.

•                  Also, as part of the transactions, all investors received seven-year warrants that will only become exercisable if shareholder approval is not obtained before March 1, 2010 with an exercise price of $0.50 per share of underlying common stock. For investors who acquired Series A Preferred Stock that represents 9.9% of WCB’s common stock on an as-converted basis (“9.9% Investors”) and bank holding company investors, these warrants (“Class D Warrants”) will be exercisable for shares of Series B Preferred Stock that would be convertible into an aggregate of 6.1 million shares of WCB common.  For other investors, the warrants (“Class B Warrants”) will be exercisable for shares of Series A Preferred Stock or Series B Preferred Stock that would be convertible into 5.9 million shares of WCB common stock.

•                  No investor will own, control or hold with the power to vote more than 9.9% of WCB’s voting securities, on an as-converted/as-exercised basis for bank regulatory purposes.

Additional details on the terms of the private placements will be described further in a forthcoming filing on Form 8-K with the Securities and Exchange Commission, which may be accessed through www.sec.gov. Neither the Federal Reserve System nor any other banking regulator has approved these securities or determined that they constitute Tier 1 capital or regulatory capital for West Coast Bancorp at the parent company level.

West Coast Bank Announces Formal Regulatory Agreement:

West Coast Bank today also announced that it had entered into an agreement with the Federal Deposit Insurance Corporation (“FDIC”) and the Oregon Division of Finance and Corporate Securities, its primary banking regulators. The agreement, termed a cease-and-desist order (the “Order”), requires that West Coast Bank, among other things, increase capital, maintain liquidity measurements, reduce problem assets, and strengthen certain operating procedures and policies. Among other requirements, West Coast Bank is required to maintain a Tier 1 capital to total assets leverage ratio at least equal to or greater than 10%, a ratio of qualifying total capital to risk-weighted assets at least equal to or greater than 12%. With the completed capital raise, West Coast Bank’s pro forma capital ratios significantly exceed the requirements of the Order with respect to Tier 1 and total risk-based capital on September 30, 2009. Other actions already completed include meeting the liquidity ratios indicated in the Order, addressing certain operational matters referenced in the Order and ensuring future compliance.

“The Board of Directors and Management have already adopted and implemented an aggressive plan to address the items identified in the regulatory agreement. With the capital investment, West Coast Bank has positioned itself for a solid, long-term future that is consistent with the strategic business plan and our commitment to the communities we serve,” said Lloyd Ankeny, Chairman of the Board.

Sznewajs added, “The Bank will continue to focus on its well-defined client value proposition and is confident in our existing strategic plan. As a community partner, we will continue to work together to serve our local economy. We will continue our 84-year heritage of exceptional customer service.  Our new investors are committed to our existing strategic plan and the management team.”

The additional capital greatly enhances the safety and soundness of West Coast Bank, and, in addition, all West Coast Bank deposit accounts continue to be fully-insured to the highest limits permitted by the FDIC. West Coast Bank participates in the FDIC’s Transaction Account Guarantee Program which provides unlimited coverage of low-interest bearing NOW accounts and non-interest bearing checking accounts. It also provides the expanded $250,000 FDIC coverage for interest-bearing deposit accounts.

West Coast Bancorp Announces Financial Results for the Third Quarter 2009:

In addition, West Coast Bancorp today announced financial third quarter 2009 financial results, including the following:

•                  A third quarter 2009 net loss of $12.4 million, after tax.

•                  A provision for credit losses of $20.3 million and net charge-offs of $18.8 million. As a result, the ratio of allowance for credit losses to total loans was 2.20% at September 30, 2009, as compared to 2.01% at June 30, 2009. The Company expects the provision and net charge-offs to remain elevated for the remainder of the year.

•                  Total nonperforming assets of $208.6 million at September 30, 2009, essentially unchanged from $210.6 million at June 30, 2009.

•                  September 30, 2009 total loan and deposit balances of $1.8 billion and $2.2 billion, respectively.

•                  The net interest margin declined to 3.14% in the most recent quarter, primarily due to the liquidity position invested in short-term, low yielding investments.

•                  At September 30, 2009, the Company had approximately $19 million in net deferred tax assets. The Company may be required to establish a valuation allowance against its net deferred tax assets in future reporting periods. Such valuation allowance would result in a charge to tax expense and consequently reduce the Company’s regulatory capital ratios.

•                  For additional financial information, please see the financial tables later in this release.

Tax Benefit Preservation Plan

Effective after the completion of the private placements, West Coast Bancorp adopted a tax benefit preservation plan designed to preserve its substantial tax assets. The plan is similar to tax benefit preservation plans adopted by many other public companies with significant tax attributes. The Company’s ability to use the tax attributes would be substantially limited if there were an “ownership change” as defined under Section 382 of the Internal Revenue Code and related Treasury Regulations. In general, an ownership change would occur if “5-percent shareholders” as defined under Section 382, collectively increase their ownership in West Coast Bancorp by more than fifty percentage points over a rolling three-year period. The tax benefit preservation plan is designed to reduce the likelihood that the Company experiences such an ownership change by discouraging any person or group from becoming a 5-percent shareholder and dissuading existing 5-percent shareholders from acquiring additional stock without prior approval of West Coast Bancorp’s Board of Directors; such persons would experience significant dilution in their ownership interests. As part of implementing the plan, the Company declared a dividend to be distributed to shareholders of records as of November 2, 2009, of one preferred share purchase right for each outstanding share of common stock and fifty such rights for each outstanding share of Preferred Stock. These rights would only be activated (causing the dilution referred to above) if triggered under the plan.  Additional details on the terms of the tax benefit preservation plan will be described further in the forthcoming filing on Form 8-K described above.

Capital Raise Advisors

Sandler O’Neill & Partners, L.P. served as financial advisor and Wachtell, Lipton, Rosen & Katz acted as legal advisor to the Company in connection with the transactions. Sullivan & Cromwell LLP acted as legal advisor to GF Financial, LLC.

Other

The Company will hold a Webcast conference call, October 26, 2009, at 11:00 a.m. Pacific Time, during which the Company will discuss the private placements, the regulatory agreement and third quarter 2009 results. To access the conference call via a live Webcast, go to www.wcb.com and click on Investor Relations and the “3rd Quarter 2009 Earnings Conference Call” tab. The conference call may also be accessed by dialing (866) 395-2683, ID#:27709026 a few minutes prior to 11:00 a.m. PDT.  The conference call will not be archived or available for replay.

About the Company

West Coast Bancorp (NASDAQ: WCBO) is a Northwest bank holding company for West Coast Bank.  With $2.7 billion in assets, West Coast Bank operates through 65 locations in Oregon and Washington. West Coast Bank combines the sophisticated products and expertise of larger banks with the local decision making, market knowledge and customer service of a community bank. For more information, visit the Company’s web site at www.wcb.com.

Forward Looking Statements:

Statements in this release regarding future events, performance or results are “forward-

looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”) and are made pursuant to the safe harbors of the PSLRA. Actual results could be quite different from those expressed or implied by the forward-looking statements. Do not unduly rely on forward-looking statements. They give our expectations about the future and are not guarantees. Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them to reflect changes that occur after that date.

A number of factors could cause results to differ significantly from our expectations, including, among others, factors identified in our Annual Report on Form 10-K for the year ended December 31, 2008, and Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, including under the headings “Forward Looking Statement Disclosure” and “Risk Factors.”

Additional Information

In connection with certain matters related to the private placements, West Coast Bancorp intends to file with the Securities and Exchange Commission (the “SEC”) a proxy statement. The Company will mail the definitive proxy statement, when available, to its shareholders. Investors and security holders are urged to read the proxy statement with regard to certain matters related to the private placements when it becomes available because it will contain important information.  You may obtain a free copy of the proxy statement (when available) and other related documents filed by West Coast Bancorp with the SEC at the SEC’s website at www.sec.gov or from West Coast Bancorp’s website at www.wcb.com.

The Series A Preferred Stock, the Series B Preferred Stock and the warrants issued in the private placements, and the common stock issuable pursuant to those securities, have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and unless so registered may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of securities of the Company in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any jurisdiction.

West Coast Bancorp and its directors, executive officers and certain other members of management and employees may be soliciting proxies from stockholders in favor of certain matters relating to the private placements. You can find information about West Coast Bancorp’s executive officers and directors in the Company’s definitive proxy statement filed with the SEC on March 18, 2009.  You can obtain a free copy of this document from the Company’s website at www.wcb.com. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the matters related to the private placements when it becomes available.

###

Financial Tables

The following tables are the consolidated income statements and balance sheets for the periods shown.

	West Coast Bancorp
	Consolidated Statements of Income (Loss)
	Three months ended			Nine months ended
(Unaudited)	September 30,		June 30,	September 30,
(Dollars and shares in thousands, except per share data)	2009	2008	2009	2009	2008
Net interest income
Interest and fees on loans	$24,535	$32,013	$26,247	$76,899	$99,912
Interest on investment securities	3,063	2,686	2,572	8,113	8,563
Other interest income	127	73	50	190	354
Total interest income	27,725	34,772	28,869	85,202	108,829
Interest expense on deposit accounts	6,216	8,310	6,359	19,060	28,987
Interest on borrowings and subordinated debentures	2,364	2,739	2,296	6,653	8,829
Total interest expense	8,580	11,049	8,655	25,713	37,816
Net interest income	19,145	23,723	20,214	59,489	71,013

Provision for credit losses	20,300	9,125	11,393	54,824	23,850

Noninterest income
Service charges on deposit accounts	4,038	4,176	4,133	11,976	11,694
Payment systems related revenue	2,501	2,337	2,359	6,997	6,808
Trust and investment services revenues	1,140	1,241	971	3,030	4,360
Gains on sales of loans	466	455	756	1,565	2,084
OREO valuation adjustments and loss on sale	(3,998)	(1,422)	(3,683)	(12,485)	(1,685)
Other	824	621	787	3,553	2,619
Other-than-temporary impairment losses	—	(6,338)	—	(192)	(6,338)
Gain on sales of securities	—	—	635	833	777
Total noninterest income	4,971	1,070	5,958	15,277	20,319
Noninterest expense
Salaries and employee benefits	10,753	11,017	11,267	33,215	36,017
Equipment	1,758	1,793	1,850	5,500	5,309
Occupancy	2,247	2,354	2,295	6,908	7,026
Payment systems related expense	1,043	952	998	2,960	2,687
Professional fees	1,091	1,334	1,371	3,389	3,082
Postage, printing and office supplies	799	991	826	2,420	2,957
Marketing	832	1,009	696	2,158	2,810
Communications	402	437	404	1,199	1,266
Goodwill impairment	—	—	—	13,059	—
Other noninterest expense	4,564	2,334	5,537	13,299	6,634
Total noninterest expense	23,489	22,221	25,244	84,107	67,788
Income (loss) before income taxes	(19,673)	(6,553)	(10,465)	(64,165)	(306)
Provision (benefit) for income taxes	(7,265)	(4,237)	(4,126)	(21,819)	(2,674)
Net income (loss)	$(12,408)	$(2,316)	$(6,339)	$(42,346)	$2,368

Earnings (loss) per share:
Basic	$(0.79)	$(0.15)	$(0.41)	$(2.71)	$0.15
Diluted	$(0.79)	$(0.15)	$(0.41)	$(2.71)	$0.15

Weighted average common shares	15,520	15,487	15,522	15,510	15,467
Weighted average diluted shares	15,520	15,487	15,522	15,510	15,571

Tax equivalent net interest income	$19,505	$24,154	$20,580	$60,630	$72,343

	West Coast Bancorp
	Consolidated Balance Sheets
	September 30,	September 30,	June 30,
(Dollars and shares in thousands, unaudited)	2009	2008	2009
Assets:
Cash and cash equivalents	$251,642	$101,614	$148,282
Investments	411,984	205,987	369,914
Total loans	1,822,001	2,109,517	1,917,028
Allowance for loan losses	(39,075)	(33,498)	(37,700)
Loans, net	1,782,926	2,076,019	1,879,328
OREO, net	76,570	48,121	83,830
Goodwill and other intangibles	716	14,153	796
Other assets	129,519	127,152	131,333
Total assets	$2,653,357	$2,573,046	$2,613,483

Liabilities and Stockholders’ Equity:
Demand	$522,629	$486,540	$483,397
Savings and interest-bearing demand	401,256	337,472	396,100
Money market	651,198	672,690	606,349
Time deposits	580,743	564,717	623,521
Total deposits	2,155,826	2,061,419	2,109,367
Borrowings and subordinated debentures	314,299	282,059	314,299
Reserve for unfunded commitments	961	946	869
Other liabilities	20,588	24,400	20,282
Total liabilities	2,491,674	2,368,824	2,444,817
Stockholders’ equity	161,683	204,222	168,666
Total liabilities and stockholders’ equity	$2,653,357	$2,573,046	$2,613,483

Common shares outstanding period end	15,647	15,702	15,660
Book value per common share	$10.33	$13.01	$10.77
Tangible book value per common share	$10.29	$12.10	$10.72

The following table shows summary financial information for the periods shown.

	West Coast Bancorp
	Summary Financial Information
	Third	Third	Second	Year to date	Year to date
(Dollars in thousands except for per share data, unaudited)	Quarter	Quarter	Quarter	September 30,	September 30,
(all rates have been annualized where appropriate)	2009	2008	2009	2009	2008
PERFORMANCE RATIOS
- Return on average assets	-1.85%	-0.36%	-0.99%	-2.20%	0.12%
- Return on average common equity	-29.39%	-4.47%	-14.61%	-31.55%	1.52%
- Return on average tangible equity	-29.40%	-4.66%	-14.53%	-32.33%	1.78%
- Non-interest income to average assets	0.74%	0.17%	0.93%	0.79%	1.05%
- Non-interest expense to average assets	3.50%	3.45%	3.94%	4.37%	3.50%
- Efficiency ratio, tax equivalent	96.0%	70.4%	97.5%	112.0%	69.0%

NET INTEREST MARGIN
- Yield on average interest-earning assets	4.53%	5.85%	4.97%	4.88%	6.03%
- Rate on average interest-bearing liabilities	1.73%	2.36%	1.83%	1.82%	2.67%
- Net interest spread	2.80%	3.49%	3.14%	3.06%	3.36%
- Net interest margin	3.14%	4.02%	3.50%	3.43%	3.96%

AVERAGE ASSETS
- Investment securities	$387,830	$228,382	$309,810	$296,140	$238,732

- Commercial loans	423,258	502,781	452,517	448,964	513,005
- Real estate construction loans	170,583	371,687	229,127	221,981	434,950
- Real estate mortgage loans	386,462	383,214	391,993	390,278	364,245
- Commercial real estate loans	865,107	851,849	877,405	874,978	828,841
- Installment and other consumer loans	19,641	23,220	20,425	20,361	23,941
- Total loans	1,865,051	2,132,751	1,971,467	1,956,562	2,164,982

- Total interest earning assets	2,460,793	2,393,207	2,360,328	2,363,608	2,440,704
- Other assets	201,122	170,466	206,377	208,163	149,321
- Total assets	$2,661,915	$2,563,673	$2,566,705	$2,571,771	$2,590,025

AVERAGE LIABILITIES & EQUITY
- Demand deposits	$508,758	$482,780	$478,289	$485,715	$471,552
- Savings and Interest bearing demand	404,930	348,008	385,636	379,734	354,862
- Money market	635,511	672,051	599,417	609,830	665,863
- Time deposits	610,907	543,451	614,472	598,626	560,170
- Total deposits	2,160,106	2,046,290	2,077,814	2,073,905	2,052,447

- Borrowings and subordinated debentures	314,299	300,258	297,951	300,643	308,960

- Total interest bearing liabilities	1,965,647	1,863,768	1,897,476	1,888,833	1,889,854
- Other liabilities	528,793	493,545	495,172	503,488	491,699
- Total liabilities	2,494,440	2,357,313	2,392,648	2,392,321	2,381,553
- Common equity	167,475	206,360	174,057	179,450	208,472
- Total average liabilities and common equity	$2,661,915	$2,563,673	$2,566,705	$2,571,771	$2,590,025

AVERAGE ASSET/LIABILITY RATIOS
- Stockholders’ equity to total assets	6.29%	8.05%	6.78%	6.98%	8.05%
- Interest earning assets to interest bearing liabilities	125.2%	128.4%	124.4%	125.1%	129.1%
- Total loans to total assets	70.1%	83.2%	76.8%	76.1%	83.6%
- Interest bearing deposits to total assets	62.0%	61.0%	62.3%	61.8%	61.0%

The following table reconciles GAAP financial measures to non-GAAP financial measures.

Table 1

	West Coast Bancorp
	Reconciliation of Operating earnings (loss) to GAAP net income
	For the three months ended Sept. 30,		For the nine months ended Sept. 30,
(Dollars in thousands, unaudited)	2009	2008	2009	2008
GAAP net income (loss)	$(12,408)	$(2,316)	$(42,346)	$2,368
Add: impairment charge on securities, net of tax	—	4,120	—	4,120
Add: FDIC special assessment charge, net of tax	—	—	777	—
Add: Goodwill impairment charge, net of tax	—	—	13,059	—
Operating net income (loss)	$(12,408)	$1,804	$(28,510)	$6,488

Diluted earnings (loss) per diluted share
GAAP net income (loss)	$(0.79)	$(0.15)	$(2.71)	$0.15
Operating net income (loss)	$(0.79)	$0.12	$(1.81)	$0.42

The following table presents information with respect to the Company’s loan portfolio.

Table 2

	West Coast Bancorp
	Period End Loan Portfolio By Category
	Sept. 30,	% of	Sept. 30,	% of	Change		June 30,	% of
(Dollars in thousands, unaudited)	2009	loans	2008	loans	Amount	%	2009	loans
Commercial loans	$406,807	22%	$498,715	24%	$(91,908)	-18%	$428,852	22%
Commercial real estate construction	43,944	2%	89,599	4%	(45,655)	-51%	71,945	4%
Residential real estate construction	105,921	6%	241,234	11%	(135,313)	-56%	129,588	7%
Total real estate construction loans	149,865	8%	330,833	16%	(180,968)	-55%	201,533	11%
Mortgage	78,144	4%	90,510	4%	(12,366)	-14%	83,941	4%
Nonstandard mortgage	21,952	1%	32,658	2%	(10,706)	-33%	23,916	1%
Home equity	282,552	16%	266,385	13%	16,167	6%	280,366	15%
Total real estate mortgage	382,648	21%	389,553	18%	(6,905)	-2%	388,223	20%
Commercial real estate loans	863,658	48%	867,902	41%	(4,244)	0%	878,379	46%
Installment and other consumer loans	19,023	1%	22,514	1%	(3,491)	-16%	20,041	1%
Total loans	$1,822,001		$2,109,517		$(287,516)	-14%	$1,917,028

Two-step residential construction loans	$5,128	0%	$97,894	5%	$(92,766)	-95%	$10,348	1%
Total loans other than two-step loans	1,816,873	100%	2,011,623	95%	(194,750)	-10%	1,906,680	99%
Total loans	$1,822,001	100%	$2,109,517	100%	$(287,516)	-14%	$1,917,028	100%

The following tables present information with respect to the change in the Company’s total allowance for credit losses.

Table 3

	West Coast Bancorp
	Total Loan Portfolio
	Allowance For Credit Losses and Net Charge-offs
	Quarter ended	Quarter ended	Quarter ended
	September 30,	September 30,	June 30,
(Dollars in thousands, unaudited)	2009	2008	2009
Allowance for credit losses, beginning of period	$38,569	$37,045	$38,463
Provision for credit losses loans other than two-step loans	19,575	7,128	9,004
Provision for credit losses two-step loans	725	1,997	2,389
Total provision for credit losses	20,300	9,125	11,393
Loan charge-offs:
Commercial	5,869	516	1,725
Commercial real estate construction	324	—	—
Residential real estate construction	7,797	4,201	4,891
Two-step residential construction	766	6,490	2,392
Total real estate construction	8,887	10,691	7,283
Mortgage	3,018	481	1,244
Nonstandard mortgage	726		320
Home equity	204	99	529
Total real estate mortgage	3,948	580	2,093
Commercial real estate	68	44	172
Installment and consumer	146	382	267
Overdraft	287	323	230
Total loan charge-offs	19,205	12,536	11,770
Loan recoveries:
Commercial	125	49	392
Commercial real estate construction	—	—	—
Residential real estate construction	(14)	675	14
Two-step residential construction	41	41	3
Total real estate construction	27	716	17
Mortgage	—	(13)	—
Nonstandard mortgage	1	—	—
Home equity	1	(9)	—
Total real estate mortgage	2	(22)	—
Commercial real estate	147	—	—
Installment and consumer	18	18	16
Overdraft	53	49	58
Total loan recoveries	372	810	483
Net charge-offs	18,833	11,726	11,287

Total allowance for credit losses	$40,036	$34,444	$38,569
Components of allowance for credit losses:
Allowance for loan losses	$39,075	$33,498	$37,700
Reserve for unfunded commitments	961	946	869
Total allowance for credit losses	$40,036	$34,444	$38,569

Net loan charge-offs to average loans (annualized)	4.01%	2.19%	2.30%
Allowance for loan losses to total loans	2.14%	1.59%	1.97%
Allowance for credit losses to total loans	2.20%	1.63%	2.01%
Allowance for loan losses to nonperforming loans	30%	25%	30%
Allowance for credit losses to nonperforming loans	30%	25%	30%

Table 4

	West Coast Bancorp
	Total Loan Portfolio
	Allowance For Credit Losses and Net Charge-offs
	Year to date	Year to date
	September 30,	September 30,
(Dollars in thousands, unaudited)	2009	2008
Allowance for credit losses, beginning of period	$29,934	$54,903
Provision for credit losses loans other than two-step loans	$48,607	$19,126
Provision for credit losses two-step loans	6,217	4,724
Total provision for credit losses	54,824	23,850
Loan charge-offs:
Commercial	8,869	3,256
Commercial real estate construction	324	—
Residential real estate construction	17,789	4,806
Two-step residential construction	6,833	36,307
Total real estate construction	24,946	41,113
Mortgage	5,280	713
Nonstandard mortgage	2,975	—
Home equity	2,014	127
Total real estate mortgage	10,269	840
Commercial real estate	646	44
Installment and consumer	545	502
Overdraft	766	927
Total loan charge-offs	46,041	46,682
Loan recoveries:
Commercial	734	81
Commercial real estate construction	—	—
Residential real estate construction	—	—
Two-step residential construction	195	2,020
Total real estate construction	195	2,020
Mortgage	3	—
Nonstandard mortgage	1	—
Home equity	1	30
Total real estate mortgage	5	30
Commercial real estate	147	—
Installment and consumer	56	63
Overdraft	182	179
Total loan recoveries	1,319	2,373
Net charge-offs	44,722	44,309

Total allowance for credit losses	$40,036	$34,444
Components of allowance for credit losses:
Allowance for loan losses	$39,075	$33,498
Reserve for unfunded commitments	961	946
Total allowance for credit losses	$40,036	$34,444

Net loan charge-offs to average loans	3.06%	2.73%

The following tables present information about the Company’s total nonperforming assets and delinquent loans.

Table 5

	West Coast Bancorp
	Total Loan Portfolio
	Nonperforming Assets and Delinquencies
	September 30,	September 30,	June 30,
(Dollars in thousands, unaudited)	2009	2008	2009
Loans on nonaccrual status:
Commercial	$49,871	$6,651	$34,396
Real estate construction:
Commercial real estate construction	2,449	—	2,922
Residential real estate construction	42,277	104,014	56,507
Total real estate construction	44,726	104,014	59,429
Real estate mortgage:
Mortgage	12,498	6,384	14,179
Nonstandard mortgage	10,810	11,834	10,486
Home equity	1,599	644	1,259
Total real estate mortgage	24,907	18,862	25,924
Commercial real estate	12,463	5,636	6,905
Installment and consumer	39	14	69
Total nonaccrual loans	132,006	135,177	126,723
90 days past due not on nonaccrual	—	—	—
Total non-performing loans	132,006	135,177	126,723

Other real estate owned	76,570	48,121	83,830
Total non-performing assets	$208,576	$183,298	$210,553

Non-performing loans to total loans	7.25%	6.41%	6.61%
Non-performing assets to total assets	7.86%	7.12%	8.06%

	Total Loan Portfolio
	Delinquent loans 30-89 days past due as a % of loan category
	September 30,	September 30,	June 30,
(Dollars in thousands, unaudited)	2009	2008	2009
Commercial loans	0.16%	0.06%	0.42%
Real estate construction loans	5.68%	3.69%	2.93%
Real estate mortgage loans	0.71%	0.53%	1.84%
Commercial real estate loans	0.14%	0.04%	0.13%
Installment and other consumer loans	0.09%	0.49%	0.50%

Delinquent loans 30-89 days past due:
Two-step residential construction loans	$—	$4,089	$—
Total loans other than two-step loans	13,136	10,919	16,082
Total delinquent loans 30-89 days past due, not in nonaccrual status	$13,136	$15,008	$16,082

Delinquent loans to total loans	0.72%	0.71%	0.84%

The following table presents information about the Company’s activity in other real estate owned.

Table 6

	West Coast Bancorp
	Other real estate owned (“OREO”) activity
	Three months		Three months		Three months
	ended Sept. 30,	Number	ended Sept. 30,	Number	ended June 30,	Number
(Dollars in thousands, unaudited)	2009	of properties	2008	of properties	2009	of properties
Beginning balance	$83,830	335	$27,892	108	$87,189	349
Additions to OREO(1)	12,064	36	26,965	103	14,819	48
Valuation adjustments to OREO	(3,797)	—	(1,118)	—	(3,064)	—
Disposition of OREO	(15,527)	(70)	(5,618)	(22)	(15,114)	(62)
Ending balance	$76,570	301	$48,121	189	$83,830	335

	OREO activity related to two-step loans
	Three months		Three months		Three months
	ended Sept. 30,	Number	ended Sept. 30,	Number	ended June 30,	Number
(Dollars in thousands, unaudited)	2009	of properties	2008	of properties	2009	of properties
Beginning balance	$69,632	278	$26,460	101	$73,319	296
Additions to OREO(1)	2,999	9	24,200	91	10,902	33
Valuation adjustments to OREO	(3,347)		(1,118)		(2,320)
Disposition of OREO	(12,728)	(54)	(4,867)	(19)	(12,269)	(51)
Ending balance	$56,556	233	$44,675	173	$69,632	278

	OREO activity related to loans other than two-step loans
	Three months		Three months		Three months
	ended Sept. 30,	Number	ended Sept. 30,	Number	ended June 30,	Number
(Dollars in thousands, unaudited)	2009	of properties	2008	of properties	2009	of properties
Beginning balance	$14,198	57	$1,432	7	$13,870	53
Additions to OREO(1)	9,065	27	2,765	12	3,917	15
Valuation adjustments to OREO	(450)		—	—	(744)
Disposition of OREO	(2,799)	(16)	(751)	(3)	(2,845)	(11)
Ending balance	$20,014	68	$3,446	16	$14,198	57

(1) Includes capitalized cost of OREO.

The following table presents information with respect to two-step residential construction related OREO activity and two-step short sales.

Table 7

	Two-step related OREO activity		Two-step short sales		Total two-step OREO property sales and short sales
(Dollars in thousands)	Amount	Number	Amount	Number	Amount	Number
Full year 2008:
Beginning balance January 1, 2008	$3,255	14
Additions to OREO	75,863	294
Capitalized improvements	1,319
Valuation adjustments	(4,286)
Disposition of OREO properties and short sales	(16,129)	(57)	$(11,448)	(40)	$(27,577)	(97)
Ending balance December 31, 2008	$60,022	251

Quarterly 2009:
Beginning balance January 1, 2009	$60,022	251
Additions to OREO	20,635	62
Capitalized improvements	668
Valuation adjustments	(4,110)
Disposition of OREO properties and short sales	(3,896)	(17)	$(2,502)	(7)	$(6,398)	(24)
Ending balance March 31, 2009	$73,319	296

Additions to OREO	9,822	33
Capitalized improvements	1,080
Valuation adjustments	(2,320)
Disposition of OREO properties and short sales	(12,269)	(51)	$(1,177)	(3)	$(13,446)	(54)
Ending balance June 30, 2009	$69,632	278

Additions to OREO	2,130	9
Capitalized improvements	869
Valuation adjustments	(3,347)
Disposition of OREO properties and short sales	(12,728)	(54)	$(644)	(3)	$(13,372)	(57)
Ending balance Sept. 30, 2009	$56,556	233

Full year 2009:
Beginning balance January 1, 2009	$60,022	251
Additions to OREO	32,587	104
Capitalized improvements	2,617
Valuation adjustments	(9,777)
Disposition of OREO properties and short sales	(28,893)	(122)	$(4,323)	(13)	$(33,216)	(135)
Ending balance Sept. 30, 2009	$56,556	233

The following table presents information with respect to non two-step related OREO activity and non two-step short sales.

Table 8

	Non two-step related OREO activity		Non two-step short sales		Total non two-step OREO property sales and short sales
(Dollars in thousands)	Amount	Number	Amount	Number	Amount	Number
Full year 2008:
Beginning balance January 1, 2008	$—	1
Additions to OREO	11,936	42
Capitalized improvements	10
Valuation adjustments	(499)
Disposition of OREO properties and short sales	(1,359)	(6)	$—	—	$(1,359)	(6)
Ending balance December 31, 2008	$10,088	37

Quarterly 2009:
Beginning balance January 1, 2009	$10,088	37
Additions to OREO	4,614	17
Capitalized improvements	14
Valuation adjustments	(651)
Disposition of OREO properties and short sales	(195)	(1)	$(948)	(4)	$(1,143)	(5)
Ending balance March 31, 2009	$13,870	53

Additions to OREO	3,841	15
Capitalized improvements	76
Valuation adjustments	(744)
Disposition of OREO properties and short sales	(2,845)	(11)	$(509)	(2)	$(3,354)	(13)
Ending balance June 30, 2009	$14,198	57

Additions to OREO	8,979	27
Capitalized improvements	86
Valuation adjustments	(450)
Disposition of OREO properties and short sales	(2,799)	(16)	$(2,616)	(11)	$(5,415)	(27)
Ending balance Sept. 30, 2009	$20,014	68

Full year 2009:
Beginning balance January 1, 2009	$10,088	37
Additions to OREO	17,434	59
Capitalized improvements	176
Valuation adjustments	(1,845)
Disposition of OREO properties and short sales	(5,839)	(28)	$(4,073)	(17)	$(9,912)	(45)
Ending balance Sept. 30, 2009	$20,014	68

The following table presents information with respect to the change in the Company’s allowance for credit losses in the two-step residential construction loan portfolio.

Table 9

	West Coast Bancorp
	Two-Step Loan Portfolio
	Allowance For Credit Losses and Net Charge-offs Two- Step Portfolio
	Quarter ended	Quarter ended	Quarter ended
	September 30,	September 30,	June 30,
(Dollars in thousands, unaudited)	2009	2008	2009
Allowance for credit losses, beginning of period	$—	$5,280	$—
Provision for credit losses	725	1,997	2,389
Charge-offs	766	6,490	2,392
Recoveries	41	715	3
Net charge-offs	725	5,775	2,389

Total allowance for credit losses	$—	$1,502	$—

Components of allowance for credit losses
Allowance for loan losses	$—	$1,472	$—
Reserve for unfunded commitments	—	30	—
Total allowance for credit losses	$—	$1,502	$—

	Year to date	Year to date
	September 30,	September 30,
(Dollars in thousands, unaudited)	2009	2008
Allowance for credit losses, beginning of period	$421	$31,065
Provision for credit losses	6,217	4,724
Charge-offs	6,833	36,307
Recoveries	195	2,020
Net Charge-offs	6,638	34,287

Total allowance for credit losses	$—	$1,502

Components of allowance for credit losses
Allowance for loan losses	$—	$1,472
Reserve for unfunded commitments	—	30
Total allowance for credit losses	$—	$1,502

Net loan charge-offs to average total loans	0.45%	2.12%

The following table presents information about the Company’s nonperforming assets and delinquencies in the two-step residential construction loan portfolio.

Table 10

	West Coast Bancorp
	Two-Step Residential Construction Loans
	Nonperforming Assets and Delinquencies
	September 30,	September 30,	June 30,
(Dollars in thousands, unaudited)	2009	2008	2009
Nonaccrual two-step loans	$5,128	$82,990	$10,348
90 day past due and accruing interest	—	—	—
Total nonperforming two-step loans	5,128	82,990	10,348

Other real estate owned two-step	56,556	44,675	69,632
Total nonperforming two-step assets	$61,684	$127,665	$79,980

Delinquent two-step loans 30-89 days past due, not in nonaccrual status	$—	$4,089	$—

Nonperforming two-step assets to total assets	2.32%	4.96%	3.06%
Delinquent two-step loans to total two-step loans	0.00%	4.18%	0.00%

The following table shows the components of our construction and land loans outside the two-step portfolio as of the dates shown:

Table 11

	West Coast Bancorp
	Construction and land loans outside the two-step portfolio
	September 30, 2009		September 30, 2008		June 30, 2009
(Dollars in thousands, unaudited)	Amount	Percent(2)	Amount	Percent(2)	Amount	Percent(2)
Land loans(1)	$35,645	20%	$44,805	16%	$37,503	16%
Residential construction loans other than two-step loans	100,829	56%	144,517	52%	119,274	52%
Commercial construction loans	43,991	24%	88,630	32%	72,045	32%
Total construction and land loans other than two-step loans	$180,465	100%	$277,952	100%	$228,822	100%

Components of residential construction and land loans other than two-step loans:
Land loans(1)	$14,783	13%	$24,038	14%	$17,910	13%
Site development	45,566	39%	71,125	42%	56,997	42%
Vertical construction	55,263	48%	73,392	44%	62,276	45%
Total residential construction and land loans other than two-step loans	$115,612	100%	$168,555	100%	$137,183	100%

Components of commercial construction and land loans:
Land loans(1)	$20,862	32%	$20,767	19%	$19,593	21%
Site development	607	1%	77	0%	607	1%
Vertical construction	43,384	67%	88,553	81%	71,439	78%
Total commercial construction and land loans	$64,853	100%	$109,397	100%	$91,639	100%

Components of total construction and land loans other than two-step loans:
Land loans(1)	$35,645	20%	$44,805	16%	$37,503	17%
Site development	46,173	26%	71,202	26%	57,604	25%
Vertical construction	98,647	55%	161,945	58%	133,715	58%
Total construction and land loans other than two-step loans	$180,465	100%	$277,952	100%	$228,822	100%

(1) Land loans represent balances that are carried in the Company’s residential real estate mortgage and commercial real estate loan portfolios.

(2) Calculations have been based on more detailed information and therefore may not recompute exactly due to rounding.

The following table shows the components of our nonaccrual construction and land loans outside the two-step portfolio as of the dates shown.

Table 12

	West Coast Bancorp
	Nonaccrual construction and land loans oustide the two-step portfolio
	September 30, 2009		September 30, 2008		June 30, 2009
(Dollars in thousands, unaudited)	Amount	Percent of loan category(2)	Amount	Percent of loan category(2)	Amount	Percent of loan category(2)
Land loans(1)	$9,232	25.90%	$5,308	1.91%	$8,625	23.00%
Residential construction loans other than two-step loans	37,149	36.84%	21,025	7.56%	46,159	38.70%
Commercial construction loans	2,449	5.57%	—	0.00%	2,922	4.06%
Total nonaccrual construction and land loans other than two-step loans	$48,830	27.06%	$26,333	9.47%	$57,706	25.22%

Components of nonaccrual residential construction and land loans other than two-step loans:
Land loans(1)	$8,236	55.71%	$5,308	3.15%	$7,629	42.60%
Site development	26,785	58.78%	13,731	8.15%	33,721	59.16%
Vertical construction	10,364	18.75%	7,294	4.33%	12,438	19.97%
Total nonaccrual residential construction and land loans other than two-step loans	$45,385	39.26%	$26,333	15.63%	$53,788	39.21%

Components of nonaccrual commercial construction and land loans:
Land loans(1)	996	4.77%	—	0.00%	996	5.08%
Site development	—	0.00%	—	0.00%	—	0.00%
Vertical construction	2,449	5.64%	—	0.00%	2,922	4.09%
Total nonaccrual commercial construction and land loans other than two-step loans	$3,445	5.31%	$—	0.00%	$3,918	4.28%

Components of total nonaccrual construction and land loans other than two-step loans:
Land loans(1)	$9,232	25.90%	$5,308	1.91%	$8,625	23.00%
Site development	26,785	58.01%	13,731	4.94%	33,721	58.54%
Vertical construction	12,813	12.99%	7,294	2.62%	15,360	11.49%
Total nonaccrual construction and land loans other than two-step loans	$48,830	27.06%	$26,333	9.47%	$57,706	25.22%

(1) Land loans represent balances that are carried in the Company’s residential real estate mortgage and commercial real estate loan portfolios.

(2) Calculations have been based on more detailed information and therefore may not recompute exactly due to rounding.